Exhibit 99.1

Answers Corporation Reports Q4 and Full Year 2007

Financial Results

Annual revenues grew 56%

WikiAnswers traffic grew 80% sequentially in Q4

New York, NY, March 6, 2008 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com™ and WikiAnswers ™, today reported unaudited financial results for its full year and fourth quarter ended December 31, 2007.

“With record ad revenues, return to positive adjusted EBITDA, and the fastest growing Internet property in the US for 2007, we had a good Q4,” said Robert Rosenschein, Founder and CEO. “Our revenues bounced back from a challenging Q3. WikiAnswers traffic grew 80% sequentially and revenues over 130%. We were disappointed that market conditions prevented our acquisition of Lexico, but we are excited to move forward and are confident in our growth outlook for the future.”

Q4 2007 Financial Results

•                  Revenues were $2,991 thousand in Q4 2007, an increase of 19% compared to Q4 2006, and an increase of 35% compared to the $2,208 thousand reported for Q3 2007.

•                  Answers.com revenues were $2,270 thousand in Q4 2007, an increase of 22% compared to $1,861 thousand in Q3 2007.

•                  WikiAnswers.com revenues were $704 thousand in Q4 2007, an increase of 132% compared to $304 thousand in Q3 2007.

•                  GAAP net loss in Q4 2007 was $617 thousand, a decrease of $359 thousand compared to Q4 2006, and a decrease of $1,333 thousand, compared to the GAAP net loss of $1,950 thousand in Q3 2007. GAAP net loss per share in Q4 2007 was $0.08, compared to $0.13 in Q4 2006, and $0.25 in Q3 2007.

•                  Adjusted EBITDA in Q4 2007 was $180 thousand, an improvement of $387 thousand compared to negative $207 thousand in Q4 2006, and an improvement of $907 thousand compared to the Adjusted EBITDA of negative $727 thousand in Q3 2007.

Full Year 2007 Financial Results

•                  Revenues, excluding subscription revenue of $425 thousand, were $10,970 thousand in 2007, an increase of 56% compared to $7,029 in 2006.

•                  Revenues, including subscription revenue of $425 thousand, were $11,395 thousand in 2007. The subscription revenue resulted from the recognition, in Q1 2007, of revenue, previously deferred, from lifetime subscriptions to GuruNet, an information service we sold in 2003. Recognition of this revenue was a one-time event and is not reflective of the Company’s core business. The GuruNet service was shut down in February 2007.

•                  GAAP net loss in 2007 was $4,118 thousand, a decrease of $4,453 thousand compared to $8,571 in 2006. GAAP net loss per share in 2007 was $0.52, compared to $1.12 in 2006.

•                  Adjusted EBITDA in 2007 was negative $696 thousand, an improvement of $1,594 thousand compared to negative $2,290 in 2006.

Business Outlook – First Quarter 2008

The following business outlook is based on the Company’s current information and expectations as of March 6, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending March 31, 2008
(in thousands)

Revenues	$2,900 - $3,000

Adjusted EBITDA

GAAP Operating loss	$(3,755) – $(3,855)

Adjustment to GAAP Operating loss:

Stock-based compensation	425

Depreciation and amortization	480

Cost relating to terminated Lexico acquisition and follow-on offering	2,650
($200) – ($300)

Business Outlook – Full Year 2008

The following business outlook is based on the Company’s current information and expectations as of March 6, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Twelve months ending December 31, 2008
(in thousands)

Revenues	$15,000 – $18,000

Adjusted EBITDA

GAAP Operating loss	$(3,350) – $(4,350)

Adjustment to GAAP Operating loss:

Stock-based compensation	2,000

Depreciation and amortization	2,200

Cost relating to terminated Lexico acquisition and follow-on offering	2,650
$2,500 – $3,500

Conference Call

A conference call to review the Q4 2007 financial results will follow this release today at 4:30 PM EST. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers’ Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 877-675-4753 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ:ANSW) operates the award-winning Answers.com(TM) answer engine, delivering comprehensive content on over four million topics spanning health, finance, entertainment, business and more. Content includes over 180 licensed titles from leading publishers such as Houghton Mifflin Company, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com’s editorial team; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswers(TM). Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com and our other Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our quarterly report on Form 10-Q filed on November 9, 2007 (excluding risks described in such quarterly report under the heading “Risks Related to the Acquisition”, following the termination of our proposed acquisition of Lexico). Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The tables attached to this press release include reconciliations to the GAAP amounts excluded from Adjusted EBITDA. In addition, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release

 (Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

Bruce D. Smith, CFA	Alison Minaglia
Chief Strategic Officer	Technology PR for Answers.com
bruce@answers.com	aminaglia@technologypr.com
646.502.4780	203.972.3170 or 917.902.3404

Answers Corporation

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Year ended December 31		Three months ended
	2007	2006	December 31, 2007	September 30, 2007

Revenues:
Advertising revenue	$10,751	$6,817	$2,974	$2,165
Answers service licensing	219	187	17	43
Subscriptions	425	25	—	—
	11,395	7,029	2,991	2,208

Costs and Expenses:
Cost of revenue	4,890	3,406	1,247	1,179
Research and development	2,978	5,865	739	769
Sales and marketing	3,951	3,253	676	1,221
General and administrative	4,020	3,385	1,017	1,058
Total Operating Expenses	15,839	15,909	3,679	4,227

Operating Loss	(4,444)	(8,880)	(688)	(2,019)

Interest income, net	385	553	86	88
Other expense, net	(11)	(176)	—	—

Loss Before Income Taxes	(4,070)	(8,503)	(602)	(1,931)

Income taxes	(48)	(68)	(15)	(19)

Net Loss	$(4,118)	(8,571)	$(617)	$(1,950)

Basic and diluted net loss per common share	$(0.52)	$(1.12)	$(0.08)	$(0.25)

Weighted average shares used in computing basic and diluted net loss per common share	7,847,610	7,673,543	7,855,370	7,854,053

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for per share data)

	Three months ended
	December 31, 2007	September 30, 2007	December 31, 2006

Adjusted Cost of Revenue
Cost of revenue	$1,247	$1,179	$1,071
Stock-based compensation expense	(40)	(41)	(34)
Cost related to layoff	—	(4)	—
Depreciation and amortization	(324)	(341)	(276)

	$883	$793	$761

Adjusted Research and Development
Research and development	$739	$769	$656
Stock-based compensation expense	(92)	(91)	(80)
Cost related to layoff	—	(14)	—
Depreciation and amortization	(29)	(28)	(40)

	$618	$636	$536

Adjusted Sales and Marketing
Sales and marketing	$676	$1,221	$1,009
Stock-based compensation expense	(72)	(219)	(197)
Cost related to layoff	—	(230)	—
Depreciation and amortization	(20)	(23)	(21)

	$584	$749	$791

Adjusted General and Administrative
General and administrative	$1,017	$1,058	$854
Stock-based compensation expense	(222)	(224)	(184)
Cost related to layoff	—	(5)	—
Depreciation and amortization	(69)	(72)	(45)

	$726	$757	$625

Adjusted Operating Expenses
Operating expenses	$3,679	$4,227	$3,590
Stock-based compensation expense	(426)	(574)	(495)
Cost related to layoff	—	(254)	—
Depreciation and amortization	(442)	(464)	(382)

	$2,811	$2,935	$2,713

Adjusted EBITDA
Operating Loss	$(688)	$(2,019)	$(1,084)
Stock-based compensation expense	426	574	495
Cost related to layoff	—	254	—
Depreciation and amortization	442	464	382

	$180	$(727)	$(207)

Adjusted EBITDA Per Share (basic and diluted)
Operating loss per share	$(0.09)	$(0.26)	$(0.14)
Stock-based compensation expense	0.05	0.07	0.06
Cost related to layoff	—	0.03	—
Depreciation and amortization	0.06	0.06	0.05

	$0.02	$(0.10)	$(0.03)

See discussion regarding Adjusted EBITDA in Appendix A of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for per share data)

	Year ended
	December 31, 2007	December 31, 2006

Adjusted Cost of Revenue
Cost of revenue	$4,890	$3,406
Stock-based compensation expense	(160)	(128)
Cost related to layoff	(4)	—
Depreciation and amortization	(1,316)	(1,079)

	$3,410	$2,199

Adjusted Research and Development
Research and development	$2,978	$5,865
Stock-based compensation expense	(363)	(341)
Stock-based compensation resulting from Brainboost acquisition	—	(3,489)
Cost related to layoff	(14)	—
Depreciation and amortization	(127)	(60)

	$2,474	$1,975

Adjusted Sales and Marketing
Sales and marketing	$3,951	$3,253
Stock-based compensation expense	(756)	(676)
Cost related to layoff	(230)	—
Depreciation and amortization	(87)	(74)

	$2,878	$2,503

Adjusted General and Administrative
General and administrative	$4,020	$3,385
Stock-based compensation expense	(844)	(665)
Cost related to layoff	(5)	—
Depreciation and amortization	(267)	(78)

	$2,904	$2,642

Adjusted Operating Expenses
Operating expenses	$15,839	$15,909
Stock-based compensation expense	(2,123)	(1,810)
Stock-based compensation resulting from Brainboost acquisition	—	(3,489)
Cost related to layoff	(253)	—
Depreciation and amortization	(1,797)	(1,291)

	$11,666	$9,319

Adjusted EBITDA
Operating Loss	$(4,444)	$(8,880)
Subscription revenue	(425)	—
Stock-based compensation expense	2,123	1,810
Stock-based compensation resulting from Brainboost acquisition	—	3,489
Cost related to layoff	253	—
Depreciation and amortization	1,797	1,291

	$(696)	$(2,290)

Adjusted EBITDA Per Share (basic and diluted)
Operating loss per share	$(0.57)	$(1.16)
Subscription revenue	(0.05)	—
Stock-based compensation expense	0.27	0.24
Stock-based compensation resulting from Brainboost acquisition	—	0.45
Cost related to layoff	0.03	—
Depreciation and amortization	0.23	0.17

	$(0.09)	$(0.30)

See discussion regarding Adjusted EBITDA in Appendix A of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31	December 31
	2007	2006

Assets

Current assets:
Cash and cash equivalents	$6,778	$4,976
Investment securities	700	4,102
Accounts receivable	1,448	1,304
Prepaid expenses and other current assets	487	416
Total current assets	9,413	10,798

Long-term deposits (restricted)	196	218

Deposits in respect of employee severance obligations	1,232	856

Property and equipment, net	1,012	998

Other assets:
Intangible assets, net	4,766	6,010
Goodwill	437	437
Prepaid expenses, long-term, and other assets	275	362
Deferred charges (Lexico acquisition and public offering)	1,267	—
Total other assets	6,745	6,809

Total assets	18,598	19,679

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	968	366
Accrued expenses	1,045	805
Accrued compensation	551	623
Deferred revenues, short-term	16	465
Total current liabilities	2,580	2,259

Long-term liabilities:
Liability in respect of employee severance obligations	1,233	828
Deferred tax liability	14	—
Total long-term Liabilities	1,247	828

Stockholders’ equity:
Common stock; $0.001 par value; 30,000,000 shares authorized; 7,859,890 and 7,809,394 shares issued and outstanding as of December 31, 2007 and 2006, respectively	8	8
Additional paid-in capital	73,893	71,599
Accumulated other comprehensive loss	(28)	(31)
Accumulated deficit	(59,102)	(54,984)
Total stockholders’ equity	14,771	16,592

Total liabilities and stockholders’ equity	$18,598	$19,679

Appendix A

Explanation of Non-GAAP Financial Measures

This earning release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to  Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Sales and Marketing, Adjusted General and Administrative, and Adjusted Operating Expenses, which are our GAAP expenses adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•                  Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the years ended December 31, 2007 and 2006 was $1,301 thousand and $62 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•                  Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to make period-to-period comparisons of operating performance and to make meaningful comparisons between our performance and the performance of other companies. Investors are cautioned that stock-based compensation is offered to employees as a key incentive to continue their contribution to the operating results of the company in future periods. Adjusted EBITDA also disregards compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense. Such stock-based compensation should be viewed by investors as a non-recurring, one-time event and its exclusion enhances the understanding of our operating results going forward.

•                  Depreciation, Interest, Taxes and Exchange Rate Differences. Adjusted EBITDA excludes depreciation, interest, taxes and foreign exchange rate differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•                  Terminated Lexico Acquisition and Follow-On Offering. We exclude the costs associated with our proposed acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

•                  Subscription Revenues. Adjusted EBITDA disregards $425,000 in deferred subscription revenues. Prior to December 2003, we sold lifetime subscriptions to our GuruNet service, generally for $40 per subscription. In December 2003, we decided to alter our pricing model and moved to an annual subscription model, for which we generally charged our subscribers $30 per year. We have not sold subscriptions since our launch of Answers.com in January 2005. In February 2007, we terminated the GuruNet service and recognized $425 thousand of deferred revenue as revenue during the quarter ended March 31, 2007. We believe that the recognition of the $425 thousand of revenue is a one-time, non-cash event and is not reflective of our core business and core operating results, and that its exclusion provides investors with a better understanding of our operating results.

•                  Layoff Costs. Adjusted EBITDA disregards third quarter charges associated with a restructuring event. In July 2007, a search engine algorithm adjustment by Google led to a drop in Google directed traffic to Answers.com. This adjustment reduced our overall traffic by approximately 28% based on the average traffic directed to Answers.com from Google for the week prior to the adjustment as compared to the week after. As a result, our revenue declined proportionately. In response to this Google algorithm adjustment, we reduced our headcount and related compensation costs, reducing our base payroll expenses by approximately 12%. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•                  Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•                  Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•                  Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•                  Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•                  Adjusted EBITDA does not reflect changes in our cash and investment securities and the results of our investments;

•                  Adjusted EBITDA excludes taxes, which is a significant cost of operating a business; and

•                  Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.